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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): OCTOBER 8, 1999


                             USINTERNETWORKING, INC.
                          (Exact Name of Registrant as
                              Specified in Charter)

                                      25737
                              (Commission File No.)

                                   52-2078325
                                  (IRS Employer
                               Identification No.)

                                    DELAWARE
                          (State or Other Jurisdiction
                                of Incorporation)


                                  One USI Plaza
                         Annapolis, Maryland 21404-7478
                              (Address of Principal
                               Executive Offices)


                                 (410) 897-4400
                             (Registrant's telephone
                          number, including area code)


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ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS


         On October 8, 1999 USINTERNETWORKING Inc. ("the Company"), purchased the assets of Conklin & Conlkin, Inc. ("Conklin") for $8.0 million in cash, $0.6 million in assumed debt and $2.0 million represented by a secured note. The cash portion of the purchase price came from available cash on hand. In addition, Conklin's shareholders will be entitled to contingent payments of up to $4.0 million, payable in up to 333,333 shares of common stock of the Company, if the acquired business meets certain milestones.

         Conklin is a comprehensive provider of Lawson financial and human resources system implementation services and a certified reseller of Lawson strategic licenses. Lawson is an established leader in the enterprise resource planning software industry and one of the pioneers of fully Internet-enabling its software products. In addition to implementation and reseller services, Conklin provides end-user training and customer support services. Conklin is a certified STAR Lawson partner (the STAR agreement covers a seven-state area, principally in New England) and also a certified nationwide GAIN Lawson partner. For the year ended December 31, 1998, Conklin generated total revenues (sales, service and commissions) of $11.4 million, and for the six months ended June 30, 1999, Conklin generated total revenues of $4.6 million. The Conklin acquisition provides the Company with significant Lawson specific sales and implementation expertise and enhances the Company's ability to deliver new product offerings.

         The purchase price for the Conklin acquisition was arrived at by arms'-length negotiation between unrelated parties. The shareholders of Conklin are Messrs. Frederick S. Conklin, Lance H. Conklin and James D. Veronneau. Because the Conklin acquisition does not involve the acquisition of a significant business under Rule 305(a) or Rule 11-01(b) of Regulation S-X, financial statements of Conklin or pro forma financial information for the Conklin acquisition are not being filed as part of this Report on Form 8-K. The asset purchase agreement between the Company and the Conklin shareholders is filed herewith as Exhibit 2.1 and contains a list briefly identifying the contents of all omitted schedules. The Company will furnish a copy of any omitted schedule to the Commission upon request.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         USINTERNETWORKING, Inc.



By:      /s/ William T. Price
         ------------------------------
Name:     William T. Price
         ------------------------------
Title:    Vice President and General Counsel
         -----------------------------------


Date:  October 22, 1999







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                                  EXHIBIT INDEX



* 2.1  Asset Purchase Agreement dated September 20, 1999

-------------
* filed herewith







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